DAL Group, LLC

950 S. Pine Island Road

Plantation, FL 33324

Telephone: 305.776.8618

February 16, 2012

VIA ELECTRONIC MAIL

Law Offices of David J. Stern, P.A., and David J. Stern c/o Jeffrey Tew, Esq. Tew Cardenas LLP 1441 Brickell Avenue, 15th Floor Miami, FL 33131-3407	BA Note Acquisition, LLC c/o Jay M. Sakalo Esq. Bilzin Sumberg Baena Price and Axelrod LLP 1450 Brickell Avenue, Suite 2300 Miami, FL 33131-3456

Gentlemen:

Reference is made to the Forbearance Agreement made and entered into as of the 30th day of December, 2011, by and among BA Note Acquisition, LLC, a Delaware limited liability company (“BA Note”), DAL Group, LLC, a Delaware limited liability company (“Borrower”), DJS Processing, LLC, a Delaware limited liability company (“DJS Processing;” and together with BA Note, the “Lenders”), and Law Offices of David J. Stern, P.A., a Florida professional corporation (“Law Office”) (the "Third Forbearance Agreement"). Capitalized terms used, but not defined in this Letter Agreement, shall have the meanings set forth in the Third Forbearance Agreement

By their signatures below, the Parties agree to amend the Forbearance Agreement in the manner set forth in this Letter Agreement:

3.2 The second paragraph of the Assignment shall be modified as follows:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby, absolutely and not as collateral, assigns, transfers, sets over and conveys to the Assignees, all of Assignor's right, title and interest in and to the proceeds from the Collection Cases, after payment of (a) attorneys' fees and costs related to the Collection Cases and (b) a consulting fee to David J. Stern equal to 10% of the gross proceeds received by Assignor from the Collection Cases, less the Operating Expense Deduction (as defined below) (such remainder, the "Net Proceeds"). For purposes of this Assignment, Operating Expense Deduction shall mean fifty percent (50%) of Assignor's operating expenses funded by DJS Processing or Lender from and after the Third Forbearance Date. The Operating Expense Deduction shall be capped at a maximum of $400,000. Any Net Proceeds not remitted to DJS Processing or Lender and retained by Law Office, shall be considered funded by DJS Processing for purposes of calculating the Operating Expense Deduction. Notwithstanding the foregoing, the Parties acknowledge and agree that, except as provided in Section 4.10, neither DJS Processing nor Lender shall have any obligation to fund the operating expenses of Assignor.

Article 3 of the Third Forbearance Agreement is amended to add the following:

3.4 Contingency Fee Agreement. Law Office represents that it has executed an Amended Contingency Fee Agreement and Authority to Represent dated as of January 25, 2012 (the “Amended Contingency Fee Agreement”) with Tew Cardenas LLP. Law Office shall not modify the terms of the Amended Contingency Fee Agreement without the prior written consent of DJS Processing, and, for so long as the Indebtedness remains outstanding, Lender, which consent shall not be unreasonably withheld. This Article 3.4 shall survive the repayment of the Indebtedness.

Section 4.7 of the Third Forbearance Agreement shall be modified as follows:

By February 29, 2012, (a) Borrower, DJS Processing and each Guarantor shall enter into control account agreements acceptable to Lender that grant control to Lender over all of their operating accounts in connection with the occurrence of a Termination Event and (b) Law Office shall enter into control account agreements acceptable to Lender that grant control to Lender over all of Law Office's operating accounts in connection with the occurrence of a Termination Event. Borrower and DJS Processing shall not, and shall cause Guarantor not to, open and/or maintain any deposit accounts other than the Existing Bank Accounts.

Article 4 of the Third Forbearance Agreement is amended to add the following:

4.10 Payroll. No later than February 17, 2012, Borrower shall fund, from its current cash on hand, the past due payroll of Law Office through February 10, 2012, in an amount not to exceed the amount set forth on the Law Office budget attached as Exhibit B (the "Law Office Budget"), and deliver to Law Office $28,044.97 that may be used by Law Office to fund only those expenses set forth in the Law Office Budget. Thereafter, Borrower may, but shall not be obligated, to fund payroll or any other operating expense of Law Office through the Forbearance Expiration Date. Notwithstanding the foregoing, if Borrower funds the payroll or other operating expenses of Law Office from funds borrowed from Lender, such amount shall constitute Indebtedness.

The Borrower Parties and Law Office certify to Lender that all acknowledgements, representations and warranties of such Borrower Parties and Law Office contained in the Third Forbearance Agreement are true and correct as of the date of this Letter Agreement and, except as modified by this Letter Agreement, the terms of the Third Forbearance Agreement shall remain in full force and effect.

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By their signatures below, each of the undersigned parties acknowledges and agrees to the terms of this Letter Agreement.

Very truly yours,

/s/ Stephen J. Bernstein

Stephen J. Bernstein

ACCEPTED AND AGREED BY:
BA NOTE ACQUISITION, LLC,		LAW OFFICES OF DAVID J. STERN, P.A.,
a Delaware limited liability company		a Florida professional corporation

By:	DMRJ Group I, LLC, its manager	By:	/s/ David J. Stern
		Name:	David J. Stern
By:	/s/ David Levy	Title:	President
Name:	David Levy
Title:

DAL GROUP, LLC,			DJS PROCESSING, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Stephen J. Bernstein	By:	/s/ Stephen J. Bernstein
Name:	Stephen J. Bernstein	Name:	Stephen J. Bernstein
Title:	President	Title:	President

PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, LLC			DEFAULT SERVICING, LLC

By:	/s/ Stephen J. Bernstein	By:	/s/ Stephen J. Bernstein
Name:	Stephen J. Bernstein	Name:	Stephen J. Bernstein
Title:	President	Title:	President

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